UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2011

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

        At the 2011 Annual Meeting of Shareholders ("Annual Meeting") of Elizabeth Arden, Inc. (the "Company"), held on November 9, 2011, five proposals were submitted to and approved by the shareholders. Of 29,012,653 shares outstanding and entitled to vote at the Annual Meeting, 28,806,469 shares were present in person or by proxy. The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 11, 2011. The following is a summary of the final voting results for each matter presented to the shareholders.

1.	The vote on the election of directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified was as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

E. Scott Beattie	23,486,229	894,817	40,572	4,384,851
Fred Berens	22,088,635	2,292,184	40,799	4,384,851
Maura J. Clark	24,265,286	115,087	41,245	4,384,851
Richard C. W. Mauran	23,704,121	676,602	40,895	4,384,851
William M. Tatham	24,265,165	115,558	40,895	4,384,851
J. W. Nevil Thomas	23,693,140	687,583	40,895	4,384,851
A. Salman Amin	24,274,784	105,875	40,959	4,384,851

2.	The advisory vote on executive officer compensation was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,021,606	305,671	94,341	4,384,851

3.	The vote on the frequency of future advisory votes on executive officer compensation was as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

21,561,197	84,059	2,674,262	85,850	4,401,101

        In light of these results, the Board of Directors has determined to hold annual advisory votes on executive officer compensation.
4.	The vote on the approval of the Elizabeth Arden, Inc. 2011 Employee Stock Purchase Plan was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,081,503	270,584	69,531	4,384,851

5.	The vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the fiscal year ended June 30, 2012 was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,800,408	993,993	12,068	--

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: November 14, 2011	/s/ Oscar E. Marina

Oscar E. Marina Executive Vice President, General Counsel and Secretary